EXHIBIT S


                                              CONVERSION AND EXCHANGE
                                              AGREEMENT dated as of November 30,
                                              1999 ("Agreement") by and among
                                              FIBERNET TELECOM GROUP, INC., a
                                              Nevada corporation (the
                                              "Company"), and certain
                                              noteholders ("Noteholders") of the
                                              Company listed on Annex I hereto.

                                    Recitals

           WHEREAS, each Noteholder purchased a 4% Senior Secured Convertible Note due May 7, 2004 of the Company ("4% May Note") or an 8% Senior Secured Convertible Note due May 7, 2004 of the Company ("8% May Note" and together with the 4% May Note, the "May Notes") pursuant to the Securities Purchase Agreement dated as of May 7, 1999 ("May Purchase Agreement"), as amended, by and among the Company and the purchasers listed therein, or an 8% Senior Secured Convertible Note due September 28, 2004 of the Company ("8% September Note" and together with the May Notes, the "Notes") pursuant to the Securities Purchase Agreement dated as of September 28, 1999 ("September Purchase Agreement" and together with the May Purchase Agreement, the "Purchase Agreements"), by and among the Company and the purchasers listed therein, all in such aggregate principal amounts as set forth on Annex I hereto.

           WHEREAS, the Notes provide that the Notes shall be deemed convertible into shares of Common Stock, $.001 par value ("Common Stock") of the Company upon the conversion of the Notes held by the Majority in Interest (as defined herein), which is currently Signal Equity Partners, L.P. (formerly Signal Capital Partners, L.P.) ("Signal").

           WHEREAS, the Company and the Noteholders wish to provide herein for the conversion of the Notes into shares of Common Stock and the immediate exchange of such shares of Common Stock into which the Notes are convertible for shares of Series D Preferred Stock, $.001 par value ("Series D Preferred") of the Company in the case of the 4% May Notes, shares of Series E Preferred Stock, $.001 par value ("Series E Preferred") of the Company in the case of the 8% May Notes, and shares of Series F Preferred Stock, $.001 par value ("Series F Preferred" and together with the Series D Preferred and Series E Preferred, the "Preferred Stock") of the Company in the case of the 8% September Notes.

           NOW, THEREFORE, the parties hereby agree as follows:

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the May Purchase Agreement or the September Purchase Agreement, whichever is applicable and as specified herein.

     Section 2. Conversion of Notes.

           (a) Signal, as the Majority in Interest (as defined in the May Purchase Agreement and the September Purchase Agreement), hereby converts the aggregate principal amount of its 4% May Note and 8% September Note into that number of shares of Common Stock set forth on Annex I hereto as of the date hereof.

           (b) Each of the parties hereby acknowledges that the aggregate principal amount of such Note or Notes held by each Noteholder shall be converted into the number of shares of Common Stock set forth on Annex I hereto in accordance with the terms of the Notes (the "Conversion") simultaneously with the conversion of the 4% May Note and 8% September Note held by Signal.

         Section 3.   Agreement to Exchange Common Stock.

           (a) Authorization. The Company has authorized the issuance of 500,000 shares of Series D Preferred, 750,000 shares of Series E Preferred and 500,000 shares of Series F Preferred.

           (b) Exchange. The parties hereto agree that immediately upon the Conversion at the Closing (as defined herein), the Company shall issue the number of shares of: (i) Series D Preferred to those Noteholders who owned 4% May Notes prior to the Conversion set forth beside such Noteholder's name on Annex I; (ii) Series E Preferred to those Noteholders who owned 8% May Notes prior to the Conversion set forth beside such Noteholder's name on Annex I; and
(iii) Series F Preferred to those Noteholders who owned 8% September Notes prior to the Conversion set forth beside such Noteholder's name on Annex I, all in exchange for shares of Common Stock received by each such Noteholder in the Conversion (such transactions referred to as the "Exchange"); provided, that the Company shall not issue fractional shares of Preferred Stock upon the Exchange and shall distribute cash in lieu of such fractional shares in an amount equal to the product of (x) the Fair Market Value Per Share of Common Stock and (y) the number of shares of Common Stock not exchanged for shares of Preferred Stock. For purposes of this Agreement, "Fair Market Value Per Share" shall mean the fair value of each share of Common Stock as determined in good faith by the Board of Directors of the Company minus ten percent (10%) illiquidity discount.

           (c) Delivery. At the Closing, the Company will deliver to each Noteholder a certificate or certificates registered in the Noteholder's name, representing the number of shares of Preferred Stock owed to such Noteholder in exchange for such Noteholder's shares of Common Stock received pursuant to the Conversion.

           (d) Closing. The closing ("Closing") of the Conversion and the Exchange will take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on or about 10:00 a.m., New York City time, on November 30, 1999 (the "Closing Date") or at such other time and place as the Company and the Majority in Interest may mutually agree upon.

         Section 4.   Amendments to Certain Agreements.

           (a) Pursuant to the terms hereof, each of the Purchase Agreements will be deemed amended as follows:

                     (i)All of the terms Article VII ("Events of Default") of each of the Purchase Agreements shall be deleted in their entirety and replaced with "[INTENTIONALLY OMITTED]"; and

                     (ii) All references to the "Notes", "Collateral", "Loan Parties" or other references applicable to the issuance of Notes but not applicable to Preferred Stock will be deemed modified to accurately reflect that the Purchasers (as respectively defined in each Purchase Agreement) hold equity securities in the form of Preferred Stock and Common Stock and no longer hold debt securities.

          (b) The Company and the Noteholders shall take any and all action necessary on or after the date hereof, including, without limitation, the execution of amendments and/or supplemental agreements or instruments, to effect the intent of this Section 4.

          (c) The changes and amendments to each of the Purchase Agreements contemplated herein shall constitute the only changes and amendments to such Purchase Agreements as of the date hereof, and the Registration Rights Agreement and the Stockholders Agreement shall remain in full force and effect.

     Section 5.   Termination of the Collateral Agreements; Cancellation of
Notes.

          (a) It is understood and agreed by the parties hereto that all of the Collateral Agreements will be automatically terminated and of no further force or effect immediately upon Closing.

          (b) The Company and the Noteholders shall take any and all action necessary, on or after the date hereof, including, without limitation, the execution of UCC termination statements or other instruments to effect a release of liens, to effect the intent of this Section 5 and to ensure, among other things, that all of the Collateral shall be released and that the Noteholders shall have no further rights thereto as lenders or secured parties.

          (c) It is understood and agreed by the parties hereto that the Notes shall be cancelled and the Company's obligations thereunder shall terminate upon the Closing.

         Section 6.   Representations and Warranties of the Company.

          The Company represents and warrants to each Noteholder as of the date hereof as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada.

          (b) The Company has the power to execute, deliver and perform its obligations under this Agreement and to issue the Preferred Stock.

          (c) The execution, delivery and performance by the Company of this Agreement and the issuance of the Preferred Stock of the Company have been duly authorized by all required corporate or Noteholder action of the Company.

          (d) Except the consents required by the Majority in Interest in accordance with the Purchase Agreements, no filing with or consent or approval of, by other action by, any Governmental Authority or other Person is or will be required by any Applicable Law or agreement in connection with the execution, delivery and performance by the Company of this Agreement.

          (e) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          (f) The Preferred Stock, when issued and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders Agreement and under applicable state and federal securities laws.

          (g) The issuance of the Preferred Stock contemplated hereby is exempt from registration under the Securities Act of 1933, as amended (the "Act"), and has been made in compliance with the Act and all applicable state securities or blue sky laws.

     Section 7.   Representations and Warranties of the Noteholders.

     Each Noteholder, severally and only with respect to itself, represents and warrants to the Company as follows:

          (a) Such Noteholder is acquiring the Preferred Stock to be purchased by it or him and, should such Noteholder acquire other capital stock of the Company issuable upon conversion of any Preferred Stock, it or he will acquire such other capital stock, for its or his own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

          (b) Such Noteholder understands that the Preferred Stock has not been, and any other capital stock of the Company issuable upon conversion of any Preferred Stock, will not be, registered under the Act, by reason of its issuance in a transaction exempt from the registration requirements of the Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration.

          (c) Such Noteholder is an "accredited investor," as defined in Rule 501 (the provisions of which are known to such Noteholder) promulgated under the Act and has been advised by individuals with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time, has been furnished with and has had access to such information as reasonably requested and has had the opportunity to ask, and has received satisfactory answers for, questions of the Company.

          (d) Such Noteholder has all requisite power and authority to enter into this Agreement, to perform its or his obligations hereunder, and to consummate the transactions contemplated hereby. Such Noteholder has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          (e) Such Noteholder has taken all requisite corporate, partnership or other action necessary to authorize its or his execution and delivery of this Agreement, its or his performance of its or his obligations hereunder, and its or his consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by an officer or duly authorized representative of each Noteholder in accordance with such authorization. This Agreement constitutes valid and binding obligations of such Noteholder, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

          (f) No person or entity acting on behalf or under the authority of such Noteholder is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby which would become an obligation of the Company.

     Section 8.   Conditions of Closing.

          The obligation of the parties to consummate the Conversion and Exchange is subject to the following conditions:

          (a) Notes. Each Noteholder shall have (i) delivered its Note duly endorsed for surrender to the Company and (ii) delivered a properly completed and executed "Information Sheet" (attached as Exhibit C to the Information Memorandum dated November 19, 1999 and distributed to the Noteholders).

          (b) Certificate of Designation. The Company shall have filed the Certificate of Designation for the Series D Preferred, Series E Preferred and Series F Preferred with the Secretary of State of Nevada.

          (c) The Noteholders shall have received a legal opinion from Thomas Kimble, Nevada counsel to the Company, in such form and substance reasonably satisfactory to the Noteholders.

     Section 9.   Transfer of Securities.

          (a) The Preferred Stock shall only be transferable in accordance with the Stockholders Agreement and applicable state and federal securities laws.

          (b) Each certificate representing Preferred Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 7, 1999, AS AMENDED, BY AND AMONG FIBERNET TELECOM GROUP, INC. AND THE STOCKHOLDERS LISTED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

         Section 10.  Notices.

                  Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy with confirmed receipt (with hard copy to follow), telegram or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate to the other in such manner, provided that no communication shall be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in the United States. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication so sent by registered mail shall be deemed to have been validly and effectively given on the tenth Business Day next following the day on which it is sent. Any communication so sent by telecopy, telegram or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is sent.

         Communications sent to the Company shall be addressed to:

                  FiberNet Telecom Group, Inc.
                  570 Lexington Avenue, Third Floor
                  New York, New York 10022
                  Attention: President
                  Telephone:  (212) 405-6200
                  Telecopier: (212) 421-8920

         With a copy to:

                  O'SULLIVAN GRAEV & KARABELL, LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention:  Gordon R. Caplan, Esq.
                  Telephone: (212) 408-2400
                  Telecopier: (212) 408-2420

         Communications sent to the Noteholders shall be addressed to each such Noteholder's address in the Company's records.

         Section 11. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to any choice of law or conflict of law provisions.

         Section 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

         Section 13. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect hereto.

         Section 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute but one and the same instrument; either party may execute this Agreement by signing any counterpart of it.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                       FIBERNET TELECOM GROUP, INC.


                                       By:
                                          --------------------------------------
                                       Name:  Michael S. Liss
                                       Title:  President and Chief Executive
                                               Officer


                                       NOTEHOLDERS:
                                       -----------
                                       [A signature page for each Noteholder
                                       will follow.]


                                       SIGNAL EQUITY PARTNERS, L.P.

                                       By: Signal Equity Advisors, L.P. Its:
                                       General Partner

                                       By: Signal Equity Advisors, Inc. Its:
                                       General Partner


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BURDEN DIRECT INVESTMENT FUND III

                                       By:  William A.M. Burden & Co., L.P.
                                       Its:  Managing General Partner

                                       By:  Burden Brothers, Inc.,
                                       Its:  Sole General Partner


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


[Signature Page to Conversion and Exchange Agreement]

                                       PEQUOT SCOUT FUND, LP


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       PENNY LANE PARTNERS, L.P.

                                       By: Penny Lane Associates, L.P.
                                       Its: General Partner

                                       By: Penny Lane, Inc.
                                       Its: General Partner


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       ALEXANDER ENTERPRISE HOLDINGS CORP.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       KING STREET CAPITAL LTD.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       KING STREET CAPITAL LP
                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



[Signature Page to Conversion and Exchange Agreement]

                                       TAURUS TELECOMMUNICATION, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       EXETER CAPITAL PARTNERS IV, L.P.

                                       By:  Exeter IV Advisors, L.P.
                                       Its:  General Partner

                                       By:  Exeter IV Advisors, Inc.
                                       Its:  General Partner


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       EXETER EQUITY PARTNERS, L.P.

                                       By: Exeter Equity Advisors, L.P.
                                       Its: General Partner

                                       By:  Exeter Equity Advisors, Inc.
                                       Its:  General Partner


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       WATERVIEW PARTNERS, LP

                                       By: BRCM LLC
                                       Its: General Partner

                                       By:
                                          --------------------------------------
                                          Name:



[Signature Page to Conversion and Exchange Agreement]

                                          Title:


                                       DELTA OPPORTUNITY FUND, LTD.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       DELTA OPPORTUNITY FUND (INSTITUTIONAL),
                                       LLC

                                       By: Diaz & Altschul Management, LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       OVERBROOK FUND I, LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                       -----------------------------------------
                                       Reinaldo M. Diaz


                                       MADISON INVESTMENT PARTNERS II LP

                                       By: Madison Investment Partners II LLC
                                       Its: General Partner

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


[Signature Page to Conversion and Exchange Agreement]

                                       -----------------------------------------
                                       Howard M. Bergtraum


                                       FIBER ISLAND, LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       Robert I. Bodian



                                       -----------------------------------------
                                       Stephen Aiello



                                       -----------------------------------------
                                       Michael Balog


                                       PRISM PARTNERS I, L.P.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       THE RAPTOR GLOBAL PORTFOLIO LTD.

                                       By: Tudor Investment Corp.
                                       Its: Investment Advisor


                                       By:
                                          --------------------------------------
                                          Name:



[Signature Page to Conversion and Exchange Agreement]

                                          Title:



[Signature Page to Conversion and Exchange Agreement]

                                                                         ANNEX I
                                                                         -------

                                   Noteholders
                                   -----------
                         Please see the attached tables.